Exhibit 99.1
FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces Second Quarter 2021 Financial Results

•Net revenue of $205.4 million, up 215% year-on-year
•GAAP gross margin 54.8%, up 140 bps from previous quarter
•Non-GAAP Gross Margin of 60.2%, up 160 bps from previous quarter, above the high-end guidance
•Strong Sales growth expected to continue into Q3 across all end-markets

Carlsbad, Calif. – July 28, 2021 – MaxLinear, Inc. (NYSE: MXL), a leading provider of RF, analog, digital and mixed-signal integrated circuits, today announced financial results for the second quarter ended June 30, 2021.

Second Quarter Financial Highlights
GAAP basis:
•Net revenue was $205.4 million, up 215% year-on-year.
•GAAP gross margin was 54.8%, compared to 53.4% in the prior quarter, and 50.2% in the year-ago quarter.
•GAAP operating expenses were $110.3 million in the second quarter 2021, or 54% of net revenue, compared to $101.8 million in the prior quarter, or 49% of net revenue, and $55.5 million in the year-ago quarter, or 85% of net revenue.
•GAAP income from operations was 1% of revenue, compared to income from operations of 5% in the prior quarter, and loss from operations of 35% in the year-ago quarter.
•Net cash flow provided by operating activities was $7.9 million, compared to net cash flow provided by operating activities of $60.3 million in the prior quarter, and net cash flow provided by operating activities of $9.3 million in the year-ago quarter.
•GAAP diluted earnings per share was $0.01, compared to diluted earnings per share of $0.05 in the prior quarter, and diluted loss per share of $0.30 in the year-ago quarter.
Non-GAAP basis:
•Non-GAAP gross margin was 60.2%. This compares to 58.6% in the prior quarter, and 63.7% in the year-ago quarter.
•Non-GAAP operating expenses were $75.2 million, or 37% of revenue, compared to $72.6 million or 35% of revenue in the prior quarter, and $32.6 million or 50% of revenue in the year-ago quarter.
•Non-GAAP income from operations was 24% of revenue, compared to 24% in the prior quarter, and 14% in the year-ago quarter.
•Non-GAAP diluted earnings per share was $0.53, compared to diluted earnings per share of $0.55 in the prior quarter, and diluted earnings per share of $0.09 in the year-ago quarter.

Recent Business Highlights

•Announced showcase of industry-first 5nm CMOS 800Gbps PAM4 DSP for data center applications.
•Announced selection of MxL 93516 PAM4 DSP by uSenlight Corporation to deliver sub-3.5W 100G optical modules for hyperscale data centers and wireless front haul applications
•Announced MaxLinear's collaboration with MACOM to assure interoperability of PAM4 DSPs and 100G/lane transimpedance amplifiers for 100G/lambda applications in data center applications.
•Announced partnership with Cree, Inc. combining MaxLinear's ultra-wideband linearization solution and Cree's Wolfspeed Gallium Nitride on SiC mid-band power amplifiers increasing wireless capacity of a 5G base station

Management Commentary

“In the second quarter, revenue was up 215% year-over-year, driven by growth across all of our end markets. Solid demand for our broadband access and connectivity and high-performance analog products was due to a combination of end-market strength and company-specific drivers, including platform-level silicon content increases and market share gains. Non-GAAP gross margin for Q2 of 60.2% was the highest level reported in the past four quarters, mainly due to our strategic focus on driving operational synergies. We are currently focused on improving the ability of our manufacturing supply chain to meet the strong and growing market demand for our connectivity, broadband, and infrastructure products in the latter half of 2021 and heading into 2022. Despite the ongoing challenges within the worldwide semiconductor manufacturing supply chain, we are increasingly confident in the Company’s outlook for the remainder of this year,” commented Kishore Seendripu, Ph.D., Chairman and CEO.
Third Quarter 2021 Business Outlook

The company expects revenue in the third quarter 2021 to be approximately $215 million to $225 million. The Company also estimates the following:
•GAAP gross margin of approximately 54.5% to 56.5%;
•Non-GAAP gross margin of approximately 59.5% to 61.5%;
•GAAP operating expenses of approximately $106.0 million to $110.0 million;
•Non-GAAP operating expenses of approximately $75.5 million to $79.5 million;
•GAAP interest and other expense of approximately $2.9 million to $3.0 million; and
•Non-GAAP interest and other expense of approximately $2.8 million to $2.9 million.
Webcast and Conference Call

MaxLinear will host its second quarter financial results conference call today, July 28, 2021 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-877-407-3109 / International: 1-201-493-6798. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at https://investors.maxlinear.com, and will be archived and available after the call at https://investors.maxlinear.com until August 11, 2021. A replay of the conference call will also be available until August 11, 2021 by dialing US toll free: 1-877-660-6853 / International: 1-201-612-7415 and Conference ID#: 13721386.

Cautionary Note Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including specifically our current guidance for third quarter 2021 revenue, gross margins, and operating expenses as well as statements with respect to confidence in the Company’s outlook for the balance of 2021 and into 2022) and statements concerning expectations of potential developments in our target markets, including (without limitation) management’s views with respect to the prospects for and trends in our broadband, connectivity and 5G wireless and fiber-optic high-speed interconnect infrastructure markets. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. In particular, our future operating results are substantially dependent on our assumptions about market trends and conditions. In addition, we have incurred indebtedness, which enhances specific risks relating to our ability to service interest and principal payments and limitations on our operating flexibility based on financial and operating covenants in the applicable term loan agreements, including (without limitation) debt covenant restrictions that may limit our ability to obtain additional financing, granting liens, undergoing certain fundamental changes, or making investments or certain restricted payments, and selling assets. Additional risks and uncertainties affecting our business and future operating results include, without limitation, increasing supply chain risks within our industry, including increases in shipping and material costs and substantial shipping delays resulting in extended lead-times; the on-going impact of the Covid-19 pandemic on our business, including the extent to which our broadband businesses will continue to benefit from work-from-home and similar initiatives as the pandemic abates;
risks associated with our ability to realize improved profitability from our Wi-Fi and Broadband assets business; intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; potential uncertainties arising from continued consolidation among cable television and satellite operators in our target markets and continued consolidation among competitors within the semiconductor industry generally; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; potential decreases in average selling prices for our products; risks relating to intellectual property protection and the prevalence of intellectual property litigation in our industry; our reliance on a limited number of third party manufacturers; our lack of long-term supply contracts and dependence on limited sources of supply, which may be adversely affected by the pandemic; uncertainties concerning how end user markets for our products will develop, including in particular markets we have entered more recently such as broadband and Wi-Fi and 5G wireless and fiber-optic data center high-speed interconnect infrastructure markets but also existing markets which we previously referred to as connected home; and uncertainties concerning the outcome of global trade negotiations, export control limitations, and heightened geopolitical risks generally.
In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 11, 2021, and our Current Reports on Form 8-K, as well as the information to be set forth under the caption “Risk Factors” in MaxLinear’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which we expect to file soon. All forward-looking statements are based on the estimates, projections and assumptions of management as of July 28, 2021, and MaxLinear is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Measures
To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross margin, operating expenses, operating expenses as a percentage of revenue, income from operations as percentage of revenue, and diluted earnings per share. These supplemental measures exclude the effects of (i) stock-based compensation expense; (ii) accruals related to our performance based bonus plan for 2021, which we currently intend to settle in shares of our common stock; (iii) accruals related to our performance based bonus plan for 2020, which we settled in shares of common stock in 2021; (iv) amortization of purchased intangible assets; (v) research and development funded by others; (vi) acquisition and integration costs related to our acquisitions; (vii) professional fees and settlement costs related to IP and commercial litigation matters; (viii) severance and other restructuring charges; (ix) impairment losses on intangible assets; (x) loss from extinguishment of debt; (xi) other non-recurring interest and other income (expenses), net attributable to acquisitions and (xii) non-cash income tax benefits and expenses. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.
We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.
The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:
Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.
Bonuses under our executive and non-executive bonus programs have been excluded from our non-GAAP net income for all periods reported. Bonus payments for the 2020 performance periods were settled through the issuance of shares of common stock under our equity incentive plans in March 2021. We currently expect that bonus awards under our fiscal 2021 program will be settled in common stock in the first quarter of fiscal 2022.
Expenses incurred in relation to acquisitions include amortization of purchased intangible assets, acquisition and integration costs primarily consisting of professional and consulting fees, and amortization of discount on deferred purchase price payments to interest expense.
Research and development funded by others represents proceeds received under a contract for a jointly funded R&D project to develop technology that may be commercialized into a product in the future. Such proceeds have not yet been recognized in GAAP results as the Company may be required to repay all or a portion of the funds provided by the other party under certain conditions. Management believes it is not probable that it will trigger such conditions.
Impairment losses relate to certain intangible assets.
Restructuring charges incurred are related to our restructuring plans which eliminate redundancies and primarily include severance and restructuring costs related to impairment of leased right-of-use assets or from exiting certain facilities.
Loss on extinguishment of debt is related to the charge-off of remaining unamortized debt discount and issuance costs on debt we repaid early with proceeds from a new term loan in June 2021.
Expenses incurred in relation to our intellectual property and commercial litigation include professional fees incurred.
Income tax benefits and expense adjustments are those that do not affect cash income taxes payable.
Reconciliations of non-GAAP measures for the historic periods disclosed in this press release appear below. Because of the inherent uncertainty associated with our ability to project future charges, particularly related to stock-based compensation and its related tax effects as well as potential impairments, we have not provided a reconciliation for non-GAAP guidance provided for the third quarter 2021.
About MaxLinear, Inc.
MaxLinear, Inc. (NYSE:MXL) is a leading provider of radio frequency (RF), analog, digital and mixed-signal integrated circuits for access and connectivity, wired and wireless infrastructure, and industrial and multi-market applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.
MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.
MaxLinear, Inc. Investor Relations Contact:
Steven Litchfield
Tel: 949-333-0080
IR@maxlinear.com

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
Net revenue	$205,376	$209,359	$65,220
Cost of net revenue	92,833	97,640	32,477
Gross profit	112,543	111,719	32,743
Operating expenses:
Research and development	74,416	63,166	27,984
Selling, general and administrative	35,885	36,469	27,470
Restructuring charges	38	2,166	64
Total operating expenses	110,339	101,801	55,518
Income (loss) from operations	2,204	9,918	(22,775)
Interest income	18	—	31
Interest expense	(3,741)	(4,206)	(2,183)
Loss on extinguishment of debt	(5,221)	—	—
Other income (expense), net	(537)	(104)	(81)
Total other income (expense), net	(9,481)	(4,310)	(2,233)
Income (loss) before income taxes	(7,277)	5,608	(25,008)
Income tax provision (benefit)	(8,010)	1,806	(3,201)
Net income (loss)	$733	$3,802	$(21,807)
Net income (loss) per share:
Basic	$0.01	$0.05	$(0.30)
Diluted	$0.01	$0.05	$(0.30)
Shares used to compute net income (loss) per share:
Basic	75,930	74,852	72,740
Diluted	79,026	78,283	72,740

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Six Months Ended
	June 30, 2021	June 30, 2020
Net revenue	$414,735	$127,247
Cost of net revenue	190,473	63,742
Gross profit	224,262	63,505
Operating expenses:
Research and development	137,582	53,673
Selling, general and administrative	72,354	52,102
Impairment losses	—	86
Restructuring charges	2,204	553
Total operating expenses	212,140	106,414
Income (loss) from operations	12,122	(42,909)
Interest income	18	256
Interest expense	(7,947)	(4,659)
Loss on extinguishment of debt	(5,221)	—
Other income (expense), net	(641)	99
Total other income (expense), net	(13,791)	(4,304)
Loss before income taxes	(1,669)	(47,213)
Income tax benefit	(6,204)	(9,937)
Net income (loss)	$4,535	$(37,276)
Net income (loss) per share:
Basic	$0.06	$(0.51)
Diluted	$0.06	$(0.51)
Shares used to compute net income (loss) per share:
Basic	75,394	72,389
Diluted	78,657	72,389

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
Operating Activities
Net income (loss)	$733	$3,802	$(21,807)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization and depreciation	21,997	22,325	16,532
Amortization of debt issuance costs and accretion of discount on debt and leases	918	1,153	397
Stock-based compensation	13,966	12,955	12,085
Deferred income taxes	(6,002)	541	(2,879)
Loss on disposal of property and equipment	20	368	—
Impairment of leasehold improvements	—	226	—
Impairment of leased right-of-use assets	—	429	—
Loss on extinguishment of debt	5,221	—	—
Loss on foreign currency and other	387	21	20
Excess tax benefits on stock based awards	(2,822)	(1,809)	(472)
Changes in operating assets and liabilities:
Accounts receivable	(47,800)	(20,079)	3,362
Inventory	(6,254)	5,658	(3,184)
Prepaid expenses and other assets	3,588	29,860	(669)
Leased right-of-use assets	36	36	(314)
Accounts payable, accrued expenses and other current liabilities	8,652	(2,341)	6,020
Accrued compensation	13,857	1,376	4,396
Accrued price protection liability	(344)	7,299	(2,132)
Lease liabilities	(2,345)	(2,002)	(1,279)
Other long-term liabilities	4,043	454	(816)
Net cash provided by operating activities	7,851	60,272	9,260
Investing Activities
Purchases of property and equipment	(11,158)	(6,152)	(3,901)
Purchases of intangible assets	—	(1,112)	(13)
Cash used in acquisitions, net of cash acquired	(7,500)	(20,000)	—
Purchases of long-term investments	—	(5,000)	—
Net cash used in investing activities	(18,658)	(32,264)	(3,914)
Financing Activities
Proceeds from the issuance of debt	350,000	—	—
Payment of debt issuance cost	(4,127)	—	—
Repayment of debt	(349,813)	(20,000)	—
Net proceeds from issuance of common stock	4,796	1,298	4,154
Minimum tax withholding paid on behalf of employees for restricted stock units	(2,663)	(7,442)	(1,024)
Repurchase of common stock	(4,464)	(2,673)	—
Net cash provided by (used in) financing activities	(6,271)	(28,817)	3,130
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(681)	(32)	513
Increase (decrease) in cash, cash equivalents and restricted cash	(17,759)	(841)	8,989
Cash, cash equivalents and restricted cash at beginning of period	149,193	150,034	98,440
Cash, cash equivalents and restricted cash at end of period	$131,434	$149,193	$107,429

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six months ended
	June 30, 2021	June 30, 2020
Operating Activities
Net income (loss)	$4,535	$(37,276)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Amortization and depreciation	44,322	33,265
Impairment losses	—	86
Amortization of debt issuance costs and accretion of discount on debt and leases	2,071	807
Stock-based compensation	26,921	18,912
Deferred income taxes	(5,461)	(9,087)
Loss on disposal of property and equipment	388	—
Impairment of leasehold improvements	226	163
Impairment of leased right-of-use assets	429	44
Loss on extinguishment of debt	5,221	—
(Gain) loss on foreign currency	408	(226)
Excess tax benefits on stock-based awards	(4,631)	(378)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(67,879)	8,977
Inventory	(596)	(2,831)
Prepaid expenses and other assets	33,448	774
Leased right-of-use assets	72	326
Accounts payable, accrued expenses and other current liabilities	6,311	5,235
Accrued compensation	15,233	7,757
Accrued price protection liability	6,955	(6,669)
Lease liabilities	(4,347)	(2,709)
Other long-term liabilities	4,497	(1,262)
Net cash provided by operating activities	68,123	15,908
Investing Activities
Purchases of property and equipment	(17,310)	(4,936)
Purchases of intangible assets	(1,112)	(13)
Cash used in acquisitions, net of cash acquired	(27,500)	—
Purchases of available-for-sale securities	(5,000)	—
Net cash used in investing activities	(50,922)	(4,949)
Financing Activities
Proceeds from the issuance of debt	350,000	—
Payment of debt issuance cost	(4,127)	—
Repayment of debt	(369,813)	—
Net proceeds from issuance of common stock	6,094	4,642
Minimum tax withholding paid on behalf of employees for restricted stock units	(10,105)	(1,499)
Repurchase of common stock	(7,137)	—
Net cash provided by (used in) financing activities	(35,088)	3,143
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(713)	210
Increase (decrease) in cash, cash equivalents and restricted cash	(18,600)	14,312
Cash, cash equivalents and restricted cash at beginning of period	150,034	93,117
Cash, cash equivalents and restricted cash at end of period	$131,434	$107,429

MAXLINEAR, INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2021	March 31, 2021	June 30, 2020
Assets
Current assets:
Cash and cash equivalents	$130,312	$148,095	$107,362
Short-term restricted cash	107	114	9
Accounts receivable, net	135,321	87,521	41,434
Inventory	98,502	92,154	34,284
Prepaid expenses and other current assets	13,866	17,096	7,489
Total current assets	378,108	344,980	190,578
Long-term restricted cash	1,015	984	58
Property and equipment, net	48,104	40,787	18,059
Leased right-of-use assets	22,847	24,403	8,942
Intangible assets, net	174,964	191,542	159,441
Goodwill	302,828	302,828	238,330
Deferred tax assets	91,526	85,524	76,371
Other long-term assets	7,235	7,551	1,281
Total assets	$1,026,627	$998,599	$693,060

Liabilities and stockholders’ equity
Current liabilities	$211,789	$197,637	$69,964
Long-term lease liabilities	20,445	22,419	6,833
Long-term debt	343,022	344,116	207,486
Other long-term liabilities	17,704	13,649	6,802
Stockholders’ equity	433,667	420,778	401,975
Total liabilities and stockholders’ equity	$1,026,627	$998,599	$693,060

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
GAAP gross profit	$112,543	$111,719	$32,743
Stock-based compensation	148	169	126
Performance based equity	127	82	109
Amortization of purchased intangible assets	10,743	10,747	8,581
Non-GAAP gross profit	123,561	122,717	41,559

GAAP R&D expenses	74,416	63,166	27,984
Stock-based compensation	(7,268)	(7,162)	(5,040)
Performance based equity	(8,249)	(4,598)	(2,054)
Research and development funded by others	(3,800)	—	—
Acquisition and integration costs	(38)	(92)	—
Non-GAAP R&D expenses	55,061	51,314	20,890

GAAP SG&A expenses	35,885	36,469	27,470
Stock-based compensation	(6,551)	(5,624)	(6,920)
Performance based equity	(3,357)	(1,890)	(1,144)
Amortization of purchased intangible assets	(5,816)	(6,070)	(5,549)
Acquisition and integration costs	(25)	(1,561)	(2,090)
IP litigation costs, net	—	(11)	(54)
Non-GAAP SG&A expenses	20,136	21,313	11,713

GAAP restructuring expenses	38	2,166	64
Restructuring charges	(38)	(2,166)	(64)
Non-GAAP restructuring expenses	—	—	—

GAAP income (loss) from operations	2,204	9,918	(22,775)
Total non-GAAP adjustments	46,160	40,172	31,731
Non-GAAP income from operations	48,364	50,090	8,956

GAAP loss on extinguishment of debt	(5,221)	—	—
Loss on extinguishment of debt	5,221	—	—
Non-GAAP loss on extinguishment of debt	—	—	—

GAAP and non-GAAP interest and other income (expense), net	(4,260)	(4,310)	(2,233)
Non-recurring interest and other income (expense), net	133	310	—
Non-GAAP interest and other income (expense), net	(4,127)	(4,000)	(2,233)

GAAP income (loss) before income taxes	(7,277)	5,608	(25,008)
Total non-GAAP adjustments	51,514	40,482	31,731
Non-GAAP income before income taxes	44,237	46,090	6,723

GAAP income tax provision (benefit)	(8,010)	1,806	(3,201)
Adjustment for non-cash tax benefits/expenses	10,665	959	3,605
Non-GAAP income tax provision	2,655	2,765	404

GAAP net income (loss)	733	3,802	(21,807)
Total non-GAAP adjustments before income taxes	51,514	40,482	31,731
Less: total tax adjustments	10,665	959	3,605
Non-GAAP net income	$41,582	$43,325	$6,319

Shares used in computing non-GAAP basic net income per share	75,930	74,852	72,740
Shares used in computing non-GAAP diluted net income per share	79,026	78,283	73,772
Non-GAAP basic net income per share	$0.55	$0.58	$0.09
Non-GAAP diluted net income per share	$0.53	$0.55	$0.09

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Six Months Ended
	June 30, 2021	June 30, 2020
GAAP gross profit	$224,262	$63,505
Stock-based compensation	317	274
Performance based equity	209	178
Amortization of purchased intangible assets	21,490	17,162
Non-GAAP gross profit	246,278	81,119

GAAP R&D expenses	137,582	53,673
Stock-based compensation	(14,430)	(8,786)
Performance based equity	(12,847)	(3,804)
Research and development funded by others	(3,800)	—
Acquisition and integration costs	(130)	—
Non-GAAP R&D expenses	106,375	41,083

GAAP SG&A expenses	72,354	52,102
Stock-based compensation	(12,175)	(9,853)
Performance based equity	(5,247)	(2,280)
Amortization of purchased intangible assets	(11,886)	(11,272)
Acquisition and integration costs	(1,586)	(5,360)
IP litigation costs, net	(11)	(114)
Non-GAAP SG&A expenses	41,449	23,223

GAAP impairment losses	—	86
Impairment losses	—	(86)
Non-GAAP impairment losses	—	—

GAAP restructuring expenses	2,204	553
Restructuring charges	(2,204)	(553)
Non-GAAP restructuring expenses	—	—

GAAP income (loss) from operations	12,122	(42,909)
Total non-GAAP adjustments	86,332	59,722
Non-GAAP income from operations	98,454	16,813

GAAP loss on extinguishment of debt	(5,221)	—
Loss on extinguishment of debt	5,221	—
Non-GAAP loss on extinguishment of debt	—	—

GAAP and non-GAAP interest and other income (expense), net	(8,570)	(4,304)
Non-recurring interest and other income (expense), net	443	—
Non-GAAP interest and other income (expense), net	(8,127)	(4,304)

GAAP income (loss) before income taxes	(1,669)	(47,213)
Total non-GAAP adjustments	91,996	59,722
Non-GAAP income before income taxes	90,327	12,509

GAAP income tax provision (benefit)	(6,204)	(9,937)
Adjustment for non-cash tax benefits/expenses	11,624	10,688
Non-GAAP income tax provision	5,420	751

GAAP net income (loss)	4,535	(37,276)
Total non-GAAP adjustments before income taxes	91,996	59,722
Less: total tax adjustments	11,624	10,688
Non-GAAP net income	$84,907	$11,758

Shares used in computing non-GAAP basic net income per share	75,394	72,389
Shares used in computing non-GAAP diluted net income per share	78,657	73,223
Non-GAAP basic net income per share	$1.13	$0.16
Non-GAAP diluted net income per share	$1.08	$0.16

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
GAAP gross profit	54.8%	53.4%	50.2%
Stock-based compensation	0.1%	0.1%	0.2%
Performance based equity	0.1%	—%	0.2%
Amortization of purchased intangible assets	5.2%	5.1%	13.2%
Non-GAAP gross profit	60.2%	58.6%	63.7%

GAAP R&D expenses	36.2%	30.2%	42.9%
Stock-based compensation	(3.5)%	(3.4)%	(7.7)%
Performance based equity	(4.0)%	(2.2)%	(3.1)%
Research and development funded by others	(1.9)%	—%	—%
Acquisition and integration costs	—%	—%	—%
Non-GAAP R&D expenses	26.8%	24.5%	32.0%

GAAP SG&A expenses	17.5%	17.4%	42.1%
Stock-based compensation	(3.2)%	(2.7)%	(10.6)%
Performance based equity	(1.6)%	(0.9)%	(1.8)%
Amortization of purchased intangible assets	(2.8)%	(2.9)%	(8.5)%
Acquisition and integration costs	—%	(0.8)%	(3.2)%
IP litigation costs, net	—%	—%	(0.1)%
Non-GAAP SG&A expenses	9.8%	10.2%	18.0%

GAAP restructuring expenses	—%	1.0%	0.1%
Restructuring charges	—%	(1.0)%	(0.1)%
Non-GAAP restructuring expenses	—%	—%	—%

GAAP income (loss) from operations	1.1%	4.7%	(34.9)%
Total non-GAAP adjustments	22.5%	19.2%	48.7%
Non-GAAP income from operations	23.6%	23.9%	13.7%

GAAP loss on extinguishment of debt	(2.5)%	—%	—%
Loss on extinguishment of debt	2.5%	—%	—%
Non-GAAP loss on extinguishment of debt	—%	—%	—%

GAAP and non-GAAP interest and other income (expense), net	(2.1)%	(2.1)%	(3.4)%
Non-recurring interest and other income (expense), net	0.1%	0.1%	—%
Non-GAAP interest and other income (expense), net	(2.0)%	(1.9)%	(3.4)%

GAAP income (loss) before income taxes	(3.5)%	2.7%	(38.3)%
Total non-GAAP adjustments before income taxes	25.1%	19.3%	48.7%
Non-GAAP income before income taxes	21.5%	22.0%	10.3%

GAAP income tax provision (benefit)	(3.9)%	0.9%	(4.9)%
Adjustment for non-cash tax benefits/expenses	5.2%	0.5%	5.5%
Non-GAAP income tax provision	1.3%	1.3%	0.6%

GAAP net income (loss)	0.4%	1.8%	(33.4)%
Total non-GAAP adjustments before income taxes	25.1%	19.3%	48.7%
Less: total tax adjustments	5.2%	0.5%	5.5%
Non-GAAP net income	20.3%	20.7%	9.7%

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Six Months Ended
	June 30, 2021	June 30, 2020
GAAP gross profit	54.1%	49.9%
Stock-based compensation	0.1%	0.2%
Performance based equity	0.1%	0.1%
Amortization of purchased intangible assets	5.2%	13.5%
Non-GAAP gross profit	59.4%	63.7%

GAAP R&D expenses	33.2%	42.2%
Stock-based compensation	(3.5)%	(6.9)%
Performance based equity	(3.1)%	(3.0)%
Research and development funded by others	(0.9)%	—%
Acquisition and integration costs	—%	—%
Non-GAAP R&D expenses	25.7%	32.3%

GAAP SG&A expenses	17.4%	40.9%
Stock-based compensation	(2.9)%	(7.7)%
Performance based equity	(1.3)%	(1.8)%
Amortization of purchased intangible assets	(2.9)%	(8.9)%
Acquisition and integration costs	(0.4)%	(4.2)%
IP litigation costs, net	—%	(0.1)%
Non-GAAP SG&A expenses	10.0%	18.3%

GAAP impairment losses	—%	0.1%
Impairment losses	—%	(0.1)%
Non-GAAP impairment losses	—%	—%

GAAP restructuring expenses	0.5%	0.4%
Restructuring charges	(0.5)%	(0.4)%
Non-GAAP restructuring expenses	—%	—%

GAAP income (loss) from operations	2.9%	(33.7)%
Total non-GAAP adjustments	20.8%	46.9%
Non-GAAP income from operations	23.7%	13.2%

GAAP loss on extinguishment of debt	(1.3)%	—%
Loss on extinguishment of debt	1.3%	—%
Non-GAAP loss on extinguishment of debt	—%	—%

GAAP and non-GAAP interest and other income (expense), net	(2.1)%	(3.4)%
Non-recurring interest and other income (expense), net	0.1%	—%
Non-GAAP interest and other income (expense), net	(2.0)%	(3.4)%

GAAP income (loss) before income taxes	(0.4)%	(37.1)%
Total non-GAAP adjustments	22.2%	46.9%
Non-GAAP income before income taxes	21.8%	9.8%

GAAP income tax provision (benefit)	(1.5)%	(7.8)%
Adjustment for non-cash tax benefits/expenses	2.8%	8.4%
Non-GAAP income tax provision	1.3%	0.6%

GAAP net income (loss)	1.1%	(29.3)%
Total non-GAAP adjustments before income taxes	22.2%	46.9%
Less: total tax adjustments	2.8%	8.4%
Non-GAAP net income	20.5%	9.2%